CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Public Storage, Inc. (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), B. Wayne Hughes, as Chief Executive Officer of the Company through November 7, 2002, Ronald L. Havner, Jr., as Chief Executive Officer of the Company after November 7, 2002, Harvey Lenkin, as President of the Company, and John Reyes, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ B. Wayne Hughes
----------------------------
Name:    B. Wayne Hughes
Title:   Chief Executive Officer (through November 7, 2002)
Date:    November 14, 2002

/s/ Ronald L. Havner, Jr.
----------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer (after November 7, 2002)
Date:    November 14, 2002

/s/ Harvey Lenkin
----------------------------
Name:    Harvey Lenkin
Title:   President
Date:    November 14, 2002

/s/ John Reyes
----------------------------
Name:    John Reyes
Title:   Chief Financial Officer
Date:    November 14, 2002


This certification accompanies the Report pursuant to ss.906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 134, as amended.

                                  Exhibit 99.1